                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (D) OF
               THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):

                         August 6, 1999
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             WESTWOOD HOMESTEAD FINANCIAL CORPORATION
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     (Exact name of registrant as specified in its Charter)

        Indiana                 0-21385          31-1463057
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(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)              File No.)  Identification Number)



3002 Harrison Avenue, Cincinnati, Ohio         45211-5789
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(Address of principal executive offices)       (Zip Code)


Registrant's telephone number including area code:(513)661-5735
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                               N/A
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  (Former name or former address if changed since last report)

ITEM 5.  OTHER EVENTS

On August 6, 1999, the Registrant entered into an Agreement of Merger and Plan of Reorganization (the "Agreement"), providing for the strategic combination of the Registrant with Camco Financial Corporation ("Camco"). The Agreement provides for the conversion of each issued and outstanding share of the Registrant's common stock into the right to receive $5.20 and
0.611 shares of Camco common stock. Additionally, the Registrant granted to Camco an option to purchase up to 19.9% of the Registrant's outstanding shares upon the occurrence of certain events.

For information regarding the terms of the Agreement, including the conditions which must be satisfied to complete the strategic combination, reference is made to the Agreement (including the Stock Option Agreement attached thereto as Exhibit A) and to the press release, dated August 6, 1999, which are attached hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

The following is a list of exhibits filed with this report.

Exhibit 2    -- Agreement of Merger and Plan of Reorganization,
                dated August 6, 1999 (including the Stock Option Agreement attached thereto as Exhibit A.) (Schedules omitted. The Registrant agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request.)

Exhibit 99.1 -- Press release dated August 6, 1999.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        WESTWOOD HOMESTEAD FINANCIAL CORPORATION


DATE:  August 10, 1999  By: /s/ Michael P. Brennan
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                            Michael P. Brennan
                            President